SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. ____)

                 Filed by the Registrant                    [X]
                 Filed by a Party other than the Registrant [ ]

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              [ ] Preliminary Proxy Statement
              [ ] Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
              [X] Definitive Proxy Statement
              [ ] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to ss.240.14a-11(c)
                  or ss. 240.14a-12

                      American Government Term Trust Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[LOGO]


Piper Capital Management
222 South Ninth Street
Minneapolis, MN 55402-3804
800 866-7778



Dear Shareholders:

Enclosed is the proxy statement for a special meeting of shareholders of the American Government Term Trust to be held on December 7, 1995.

SHAREHOLDERS ARE BEING ASKED TO APPROVE THE LIQUIDATION OF THE AMERICAN GOVERNMENT TERM TRUST AND THE DISTRIBUTION OF ITS NET ASSETS TO SHAREHOLDERS. As we have previously reported to you, we have concluded that the fund cannot be expected to reach $10 per share at termination without taking investment risks that we feel are unacceptable. In addition, for reasons explained in the proxy statement, the fund's portfolio now consists primarily of U.S. Treasury zero-coupon securities, and the fund's investment policies require that the fund retain these securities. We believe that, with this portfolio structure, you most likely could receive a more favorable return going forward by investing your underlying assets in another investment vehicle.

GIVEN THESE FACTS, PIPER CAPITAL RECOMMENDED TO THE FUND'S BOARD OF DIRECTORS THAT THE FUND BE LIQUIDATED. The board also considered several alternatives to liquidation, but concluded that these alternatives do not give shareholders sufficient promise of additional value to justify pursuing them.

ACCORDINGLY, THE BOARD HAS RECOMMENDED THAT YOU FOR VOTE FOR THE LIQUIDATION AND DISSOLUTION OF THE FUND. The following shareholder Q&A and proxy statement provide more detailed information about the proposal and the reasons why the board recommends you vote in favor of it.

PLEASE TAKE A MOMENT NOW TO READ THE INFORMATION AND SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. As the date of the meeting approaches, if you haven't already voted, you may receive a telephone call from Shareholder Communications Corporation, a professional proxy solicitation firm, reminding you to exercise your right to vote. If you have questions about this proposal, please contact your broker.

Sincerely,

/s/ William H. Ellis
William H. Ellis
President


                                                                          [LOGO]

SHAREHOLDER Q&A


                                                                October 30, 1995


Piper Capital Management, as adviser to American Government Term Trust, has concluded that the fund cannot be expected to accomplish its objective of returning $10 per share on its termination date in August 2001 without taking unacceptable risks. Piper Capital has proposed that the fund be liquidated, and the fund's board of directors has agreed with that recommendation.

WHAT IS PREVENTING THE FUND FROM REACHING ITS $10 OBJECTIVE?

The fund realized significant losses in 1994 in the non-zero-coupon bond, cash-producing portion of its portfolio which consisted primarily of mortgage-backed securities. If the zero-coupon bonds currently held by the portfolio could be held to maturity, shareholders would receive $10 per share upon termination of the fund. However, in order for the fund to avoid the payment of federal income taxes, it must pay dividends to shareholders that include an amount equal to the accrued annual income on the zero-coupon bonds even though the fund receives no interest payments on these securities. As a result of the losses in 1994, the non-zero-coupon bond portion of the portfolio is now too small to generate the cash needed to make dividend payments for the six years remaining until the maturity of the fund. If the fund continues, the fund's portfolio managers will be forced to begin selling zero-coupon bonds sometime in 1998 (assuming stable interest rates, income and dividend payments) to meet the requirements related to distribution of income. Selling the zero-coupon bonds would prevent the fund from reaching its $10 per share objective.

WHY DID PIPER CAPITAL PROPOSE THAT THE FUND BE LIQUIDATED?

As mentioned above, we have concluded that the fund cannot be expected to reach $10 per share at termination without taking investment risks we feel are unacceptable. In addition, for reasons explained in the proxy statement, the fund's portfolio now consists primarily of U.S. Treasury zero-coupon securities and the fund's investment policies require that the fund retain these securities. We believe that, with this portfolio structure, you most likely could receive a more favorable return going forward by investing your underlying assets in another investment vehicle. Given these facts, we recommended to the fund's board of directors that the fund be liquidated.

WHAT ALTERNATIVES TO LIQUIDATION DID THE BOARD CONSIDER?

The board discussed a number of alternatives to liquidation, including changing the fund's investment policies in an effort to reach $10 per share, reducing the fund's dividend, and converting the fund to an open-end investment company with an elimination of the $10 per share objective and changes in the fund's investment policies. The board concluded, however, that the alternatives to liquidation do not give shareholders sufficient promise of additional value to justify pursuing them. Accordingly, the board has recommended that you vote in favor of the liquidation and dissolution of the fund.

WHAT WOULD BE THE COSTS TO ME AS A SHAREHOLDER FOR IMPLEMENTING THIS PROPOSAL?

There would be no costs to shareholders for liquidating the fund. Piper Capital has agreed to pay for the costs specific to the liquidation. This includes legal and accounting fees, proxy solicitation fees, shareholder meeting expenses, and the costs of preparing, printing and mailing the proxy statement and other printed materials.

WHAT ARE THE TAX CONSEQUENCES OF THE LIQUIDATION?

The payment of liquidation distributions to shareholders would be a taxable event which means that, for federal income tax purposes, shareholders would recognize capital gains or capital losses.

HOW DOES THE PENDING LAWSUIT AGAINST THE FUND AFFECT SHAREHOLDER'S DECISION TO LIQUIDATE?

The pending lawsuit against the fund and other Piper Capital closed-end funds will not delay the payment of proceeds to shareholders. Ordinarily, any claim made against the fund would have to be paid or provided for by the fund prior to distributing liquidation proceeds to shareholders. However, Piper Jaffray Companies and Piper Capital have agreed that if the liquidation is approved, they will pay all the costs and expenses involved with this lawsuit that might otherwise be incurred by the fund. Therefore, the fund will not have to hold back any liquidation proceeds from shareholders to cover possible litigation costs and expenses.

WHEN WILL I RECEIVE THE VALUE FOR MY SHARES IF THE TERM TRUST LIQUIDATES?

If shareholders approve the liquidation by the special shareholder meeting date, we anticipate that they will receive their distributions in late December or early January. The Fund may elect not to declare the regular December distribution in order to save administrative costs. Any undistributed income would be included in the final liquidation check.

WHAT PERCENTAGE OF "YES" VOTES ARE NEEDED TO APPROVE THE LIQUIDATION?

More than fifty percent of the fund's outstanding shares must vote "yes" for this proposal to pass.

WHEN IS MY PROXY DUE? WHERE DO I SEND IT?


We'd like to receive your completed, signed and dated proxy as soon as possible. A postage-paid envelope is enclosed for mailing your proxy. If you have misplaced your envelope, please mail your proxy to: Piper Capital Management Proxy Services, American Government Term Trust, P.O. Box 731, Deer Park, New York, 11729-9852. If you haven't returned your ballot as the meeting date approaches, you may receive a call from Shareholder Communications Corporation
(SCC) reminding you to vote. Piper Capital has hired SCC to assist with the solicitation of proxies.


WHEN AND WHERE WILL THE SPECIAL SHAREHOLDER MEETING TAKE PLACE?


The shareholder meeting will take place at 10 a.m. on December 7, 1995, on the third floor of the Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota. Regardless of whether you plan to attend the meeting, you should return your proxy card in the mail as soon as possible.


Please read the full text of the enclosed proxy statement for further information.


                     AMERICAN GOVERNMENT TERM TRUST INC.

                             Piper Jaffray Tower
                            222 South Ninth Street
                      Minneapolis, Minnesota 55402-3804

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 7, 1995


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of American Government Term Trust Inc. (the "Fund") will be held at 10:00 a.m., Central Time, on Thursday, December 7, 1995, on the third floor of the Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota. The purposes of the meeting are as follow:


1. To consider and vote upon the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund approved by the Fund's Board of Directors on October 9, 1995.

2.   To transact such other business as may properly come before the meeting.

     Shareholders of record on October 24, 1995, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A stamped return envelope is enclosed for your convenience.

                                             David Evans Rosedahl
                                             Secretary


Dated: October 30, 1995



                               PROXY STATEMENT

                     AMERICAN GOVERNMENT TERM TRUST INC.

                             Piper Jaffray Tower
                            222 South Ninth Street
                      Minneapolis, Minnesota 55402-3804

                       SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 7, 1995


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Government Term Trust Inc. (the "Fund") of proxies to be voted at a special meeting of shareholders of the Fund to be held December 7, 1995, and any adjournments thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by Piper Capital Management Incorporated, the Fund's investment adviser and manager (the "Adviser"), and such mailing will take place on approximately November 1, 1995. Additional solicitation may be made by letter, telephone or telegraph by officers or employees of the Adviser or Piper Jaffray Inc., an affiliate of the Adviser and a principal underwriter of the initial public offering of the Fund's shares, or by dealers and their representatives. In addition, the Fund has engaged Shareholder Communications Corporation to assist in the solicitation of proxies, the cost of which will be borne by the Adviser. The address of the Adviser is that of the Fund as provided above.


A proxy may be revoked before the meeting by giving written notice of revocation in person or by mail to the Secretary of the Fund, by delivery of a duly executed proxy bearing a later date or by attending and voting at the Meeting. A quorum of shareholders is required to take action at the Meeting. A majority of the shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of shareholders at the Meeting.


For purposes of determining the approval of the proposal being submitted to shareholders for a vote, in instances where a choice is specified by the shareholder in the proxy, those proxies will be voted in accordance with the shareholder's choice. If no specification is made in the proxy, it will be voted for approval of the liquidation and dissolution of the Fund. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will be counted as a vote "against" the proposal to liquidate and dissolve the Fund. Under the Rules of the New York Stock Exchange, the proposal to liquidate and dissolve the Fund is considered a "non-discretionary" proposal, which means that brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers without specific voting instructions from such customers. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on the proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to the proposal. So far as the Board of Directors of the Fund is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting, it is the intention of the persons named as proxies in the enclosed proxy to act upon them according to their best judgment. In the event that sufficient proxy votes in favor of the proposal to liquidate and dissolve the Fund are not received by December 7, 1995, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournments if they are instructed by more than a majority of the shares represented in person or by proxy to vote for the liquidation proposal.



Only shareholders of record on October 24, 1995, may vote at the meeting or any adjournments thereof. As of that date, there were issued and outstanding 8,005,700 common shares, $.01 par value, of the Fund. Common shares represent the only class of securities of the Fund. Each shareholder of the Fund is entitled to one vote for each share held. No person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of the Fund as of October 24, 1995. As of such date, the officers and directors of the Fund, as a group, beneficially owned less than 1% of the Fund's outstanding shares.


Under Minnesota law, none of the shareholders of the Fund will be entitled to exercise any dissenter's rights or appraisal rights with respect to the liquidation and dissolution of the Fund.


THE FUND'S ANNUAL AND SEMIANNUAL REPORTS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1994 AND THE SIX MONTHS ENDED MAY 31, 1995, INCLUDING FINANCIAL STATEMENTS, WERE PREVIOUSLY MAILED TO SHAREHOLDERS. IF YOU HAVE NOT RECEIVED THESE REPORTS OR WOULD LIKE TO RECEIVE ANOTHER COPY OF ONE OR BOTH REPORTS, PLEASE CONTACT THE FUND AT 222 SOUTH NINTH STREET, MINNEAPOLIS, MINNESOTA 55402-3804, OR CALL 800-866-7778, AND COPIES WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.


               APPROVAL OF A PLAN OF LIQUIDATION AND DISSOLUTION

INTRODUCTION

At a meeting held on August 18, 1995, the Board of Directors considered a written report of the Adviser recommending the liquidation and dissolution of the Fund and approved the Adviser's recommendation. A Plan of Liquidation and Dissolution of the Fund ("Liquidation Plan") was subsequently adopted by the Board of Directors on October 9, 1995, subject to shareholder approval. A copy of the Liquidation Plan is attached as Exhibit A to this Proxy Statement. If the Liquidation Plan is approved by the shareholders, the portfolio securities and other assets of the Fund will be sold, creditors will be paid or reserves for such payments established, and the net proceeds of such sales distributed to the shareholders in cash, pro rata in accordance with their shareholdings. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PLAN OF LIQUIDATION AND DISSOLUTION.


BACKGROUND
The Fund, which is located at 222 South Ninth Street, Minneapolis, Minnesota 55402, is a closed-end diversified management investment company incorporated under the laws of the State of Minnesota. The Fund's shares were first offered to the public in January 1989 and have been listed on the New York Stock Exchange since that time under the symbol "AGT." The Fund's investment objective is to manage a portfolio of high quality securities that will provide high current income and return $10 per share (the initial offering price per share) to investors on or shortly before August 31, 2001. As a fundamental policy, at least 65% of the Fund's total assets must be invested in U.S. Government securities and repurchase agreements for such securities. The Fund was structured to achieve its objectives by investing in a pool of zero-coupon securities maturing prior to August 31, 2001 with a stated principal amount equal to $10 per share and a pool of non-zero-coupon securities, consisting primarily of mortgage-backed securities, which would provide cash flow to pay the Fund's monthly dividend. For the reasons discussed below, however, the Adviser has determined that the Fund cannot be expected to reach its $10 per share objective without incurring an unacceptable level of risk.

Commencing February 1994, the Federal Reserve Board initiated seven separate increases to short-term interest rates. This rapid and significant increase in interest rates caused the Fund to realize significant losses in its non-zero-coupon securities. If the zero-coupon securities in the Fund's portfolio could be held to maturity, shareholders would receive approximately $10 per share upon termination of the Fund. However, in order to avoid the payment of federal income taxes at the Fund level, the Fund must pay dividends to shareholders that include an amount equal to the accrued income from original issue discount on the Fund's zero-coupon securities, even though the Fund receives no cash payments of interest on these securities. It was expected that the Fund would be able to pay these dividends by limiting the reinvestment of principal returned on investments and by liquidating substantially all of its assets other than the zero-coupon securities over time. As a result of losses realized during 1994 in the Fund's non-zero-coupon securities, however, the non-zero-coupon security portion of the Fund's portfolio is now too small to generate the cash needed to pay the dividends for the six years remaining until maturity. Assuming stable interest rates, income, and dividend payments, the Fund will be forced to begin liquidating zero-coupon securities sometime in 1998 to meet income distribution requirements. Sale of these zero-coupon securities would reduce the value of the Fund at termination, thereby preventing the Fund from reaching its $10 per share objective.

In addition, as a result of the reduced earnings level of the Fund, the Fund's monthly dividend was reduced in February 1995 from $.0650 to $.0525 per share, and then further reduced in May 1995 to $.0400 per share. Since February 1995, the Fund's shares generally have traded at a discount to their net asset value. Prior thereto, the Fund's shares generally traded at a premium to their net asset value. See "Net Asset Value and Market Price" below.

After conducting an in-depth review of the Fund's portfolio, the Adviser announced, concurrently with the announcement of the Fund's May dividend reduction, that the reduced earning capacity of the Fund due to losses realized in the non-zero-coupon security portion of the Fund's portfolio would likely affect the Fund's ability to return $10 per share upon termination. The Adviser also announced that it would waive its management and administrative fees from April 1995 through at least November 1995 while it explored alternatives for the Fund. In July 1995, the Adviser concluded that the Fund could not be expected to reach $10 per share at termination without taking investment risks that the Adviser deemed unacceptable. The Adviser also noted that, because of the decreasing size of the non-zero coupon security component of the Fund's portfolio and because of investment policies that require the Fund to retain its zero-coupon securities (except as necessary to avoid the payment of federal income taxes), the Fund now consists primarily of U.S. Treasury zero-coupon obligations. As a result, absent a significant change in the fund's investment policies, investors could likely receive a more favorable return by investing their underlying assets in another investment vehicle. Accordingly, the Adviser presented to the Fund's Board of Directors for their consideration a written report recommending the liquidation and dissolution of the Fund.

RECOMMENDATION OF THE BOARD OF DIRECTORS
On August 18, 1995, the Board of Directors held a meeting at which the possibility of liquidation and dissolution of the Fund was discussed in detail. Alternatives to liquidation and dissolution were discussed at length, including
(a) a change in the Fund's investment policies whereby the Fund would sell all or a portion of its zero-coupon securities and reinvest in other types of securities in an effort to reach $10 per share at maturity, (b) reducing the Fund's dividend to the minimum amount necessary to avoid the payment of federal income taxes at the Fund level, and (c) converting the Fund to an open-end investment company with an elimination of the $10 per share objective. The Board of Directors determined that it would not be in the best interests of Fund shareholders to pursue any of these alternatives. In considering the first alternative set forth above, the Directors noted the Adviser's representation that it would be necessary to significantly increase the risk in the Fund's portfolio in order to reach $10 per share at maturity and determined that changing investment policies to take such risk was not appropriate. In considering the second alternative set forth above, the Directors noted that, according to the Adviser, even if dividends were reduced to the minimum amount necessary for the Fund to continue to qualify as a regulated investment company, the $10 per share objective would most likely still not be attainable. Moreover, in the Adviser's view, such a reduced level of dividend income would be unattractive to shareholders. Finally, in considering the option of converting the Fund to an open-end investment company, the Board considered the Adviser's representation that, in order to operate as an open-end investment company, the Fund would have to change its investment policies to significantly reduce its holdings of zero-coupon securities in order to produce earnings that could be distributed to shareholders. Thus, although conversion to an open-end investment company would provide the benefit of eliminating the current market discount of the Fund's shares, it also would require transformation of the Fund into a significantly different investment vehicle than originally selected by shareholders.

The Board of Directors concluded that the alternatives to liquidation and dissolution did not afford to shareholders sufficient promise of additional value to justify pursuing those alternatives. In addition, the Board noted that liquidation and dissolution would permit shareholders to receive the net asset value underlying their shares, rather than the discounted market price that they would be able to receive upon a sale of those shares in the open market, and to invest that amount in investment vehicles of their own choice. The Directors also noted that shareholders would be permitted to invest the cash distributions to be received by them upon liquidation of the Fund in the shares of any mutual fund managed by the Adviser and open to new investors without payment of a sales charge. (Any such sales would be subject to the eligibility of share purchases in the shareholder's state as well as the minimum investment requirements and any other applicable terms in the prospectus of the fund being acquired.) Accordingly, the Board of Directors of the Fund, including all of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directing the Adviser to prepare a Plan of Liquidation and Dissolution (the "Liquidation Plan"). On October 9, 1995, the Board of Directors adopted the Liquidation Plan and directed that it be submitted to the Fund's shareholders for their consideration.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS
If the Liquidation Plan is approved by the Fund's shareholders, the Fund will file a notice of intent to dissolve with the Minnesota Secretary of State. When such notice has been filed, the Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at one or more public or private sales and at such prices and on such terms and conditions as the Adviser determines to be reasonable and in the best interests of the Fund and its shareholders. The Fund then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each liquidation distribution in cash. Thereafter, the Fund will file articles of dissolution with the Minnesota Secretary of State in accordance with Minnesota law. Upon such filing, the Fund will be statutorily dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Fund. The expenses of liquidation of the Fund, other than brokerage commissions and taxes, if any, will be borne by the Adviser.

If the Plan is adopted, the Adviser currently estimates that the liquidation distributions will be paid to shareholders during late December 1995 or early January 1996. However, the exact date of the liquidation distributions will depend on the time required to liquidate the Fund's assets. The Fund may, if deemed appropriate, hold back sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Fund. Any amount that is held back relating to any such claim will be deducted pro rata from the net assets distributable to shareholders and held until the claim is settled or otherwise determined. The Adviser does not anticipate, however, that it will be necessary to hold back any assets to deal with disputed claims or other contingent liabilities. Articles of dissolution may not be filed by the Fund until claims of all known creditors and claimants have been paid or adequately provided for. In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, Fund directors and officers could be held personally liable. In addition, claims possibly could be pursued against shareholders to the extent of distributions received by them in liquidation.

A complaint purporting to be a class action has been filed against the Fund and other defendants in United States District Court. See "Litigation" below. Under the statutory dissolution procedures described above, the Fund may not distribute assets to shareholders unless adequate provision has been made for this claim. Piper Jaffray Companies Inc. ("Piper") and the Adviser have agreed, pursuant to an Assumption Agreement between and among Piper, the Adviser and the Fund, to assume all liabilities of the Fund in connection with such lawsuit in the event Fund shareholders approve the liquidation and dissolution of the Fund. Accordingly, the Board of Directors of the Fund has determined that it will not be necessary to hold back Fund assets to provide for such lawsuit. A copy of the agreement is attached as Exhibit B to this Proxy Statement.

The Fund does not currently intend to create a trust to administer liquidation distributions; however, in the event the Fund is unable to distribute all of its assets pursuant to the Plan because of its inability to locate shareholders to whom liquidation distributions are payable, the Fund may create a liquidating trust with a financial institution and deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust will be charged against the liquidation distributions held therein.

As soon as practicable after the distribution of all of the Fund's assets in complete liquidation, the officers of the Fund will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments. The Fund will also file a Form N-8F with the SEC when it has distributed substantially all of its assets to shareholders and has effected, or is in the process of effecting, a winding up of its affairs in order to deregister the Fund under the Investment Company Act of 1940, and file, or cause to be filed, any and all other documents and instruments necessary to terminate the regulation of the Fund and its business and affairs by the SEC.

The Fund may elect not to declare the regular monthly distribution that would be payable in December pending the vote on the Plan in order to save the administrative costs that would be associated with payment of such distribution. If the shareholder meeting is adjourned, additional monthly distributions may also be suspended. Any amount that would otherwise have been paid as a monthly distribution will be declared as a distribution when the liquidation proceeds are paid to shareholders and paid with the rest of the proceeds of liquidation.

EXCHANGE OF STOCK CERTIFICATES FOR LIQUIDATION DISTRIBUTIONS
Prior to completion of the liquidation, the Fund will send to its shareholders of record (shareholders with stock certificates) a letter of transmittal form for the purpose of exchanging each shareholder's Fund shares for liquidation distributions. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distributions through their nominee firms. No amount will be distributed by the Fund to a shareholder of record unless and until such shareholder delivers to the Fund a signed letter of transmittal form and the certificates representing the shareholder's Fund shares or, in the event a share certificate has been lost, a lost certificate affidavit and such surety bonds and other documents and instruments as are reasonably required by the Fund, together with appropriate forms of assignment, endorsed in blank and with any and all signatures thereon guaranteed by a financial institution reasonably acceptable to the Fund.

The right of a shareholder to sell his or her Fund shares on the New York Stock Exchange at any time prior to the Fund's filing of a notice of intent to dissolve will not be impaired by the adoption of the Liquidation Plan. The Fund expects that on or about the date that the Fund files such notice, the listing of the Fund's shares on such exchange will terminate.

FEDERAL INCOME TAX CONSEQUENCES
PAYMENT BY THE FUND OF LIQUIDATION DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets. The payment of liquidation distributions will be a taxable event to shareholders. Each shareholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares, and (b) such liquidation distribution(s). The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands and generally will be long-term if the Fund shares were held for more than one year before the liquidation distribution is received.


As of September 30, 1995, the Fund had $5,432,170 in net capital loss carryforwards and current capital losses that could be used to offset current or future capital gains. The Fund had $2,589,882 in unrealized capital gains as of the same date. If the liquidation and dissolution of the Fund is approved and all or a portion of such capital gains or any additional capital gains are realized, the Fund will be able to use a portion of its net capital loss carryforwards to offset such gains. Any remaining capital loss carryforwards that are not used to offset capital gains realized upon liquidation will be lost, and the benefit of such capital loss carryforwards will not pass through to shareholders. If the Fund did not liquidate, it is possible that sufficient capital gains could be generated in the future to use the entire amount of the Fund's capital loss carryforwards. Given the current portfolio structure and the requirement that the Fund retain its zero-coupon securities, however, the Adviser believes that this is unlikely.


The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidation distribution paid to individuals and certain other non-corporate shareholders who fail to certify to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidation distribution, as well as any tax consequences under any applicable state, local or foreign laws.

FINANCIAL HIGHLIGHTS
The following financial highlights for the Fund (other than for the six months ended May 31, 1995) have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon appears in the Fund's annual report to shareholders for the year ended November 30, 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. Financial statements for the year ended November 30, 1994 and the six months ended May 31, 1995 are contained in the Fund's annual and semiannual reports to shareholders for such periods.

                                                SIX MONTHS
                                              ENDED 5/31/95                   YEAR ENDED NOVEMBER 30,
                                                UNAUDITED        1994        1993       1992       1991       1990
PER-SHARE DATA
  Net asset value, beginning of period           $  7.76           9.85       9.47       9.97       9.13       9.34
  Operations:
  Net investment income                             0.30           0.78       0.90       0.87       1.09       0.95
  Net realized and unrealized gains
   (losses) on investments                          0.93          (2.09)      0.34      (0.43)      0.70      (0.26)
  Total from operations                             1.23          (1.31)      1.24       0.44       1.79       0.69
  Distributions to shareholders:
  From net investment income                       (0.33)         (0.59)     (0.66)     (0.85)     (0.95)     (0.90)
  Tax return of capital                               --          (0.19)     (0.20)        --         --         --
  From net realized gains                             --             --         --      (0.09)        --         --
  Total distributions to shareholders              (0.33)         (0.78)     (0.86)     (0.94)     (0.95)     (0.90)
  Net asset value, end of period                 $  8.66           7.76       9.85       9.47       9.97       9.13
  Per-share market value, end of period          $  7.50           8.63      10.25      10.88      10.38      10.00
SELECTED INFORMATION
  Total investment return, market value*           (9.26%)        (8.58%)     2.12%     14.29%     13.68%      5.38%
  Total investment return, net asset
   value**                                         16.17%        (13.75%)    13.54%      4.54%     20.49%      8.07%
  Net assets at end of period (in millions)      $    69             63         79         76         80         74
  Ratio of expenses to average weekly
   net assets++++                                   0.61%+         0.82%      0.86%      1.04%      1.11%      1.05%
  Ratio of net investment income to
   average weekly net assets++++                    7.46%+         9.02%      9.28%      8.93%     11.48%     10.59%
  Portfolio turnover rate (excluding
   short-term securities)                            100%            47%        79%        70%        53%        44%
  Amount of borrowings outstanding
   at end of period (in millions)***             $    --              4         19         13         20         21
  Per-share amount of borrowings
   outstanding at end of period                  $    --           0.53       2.41       1.60       2.47       2.58
  Per-share amount of net assets,
   excluding borrowings, at end of period        $    --           8.29      12.26      11.07      12.44      11.71
  Asset coverage ratio+++                        $    --          1,554%       509%       693%       503%       454%

* Based on the change in market price of a share during the period. Assumes reinvestment of distributions at actual prices pursuant to the Fund's dividend reinvestment plan.

** Based on the change in net asset value ("NAV") of a share during the period. Assumes reinvestment of distributions at net asset value. During the six months ended May 31, 1995, certain investment management and administrative fees were waived by the Adviser. Had fees not been waived, the Fund's NAV total return would have been 16.04%.

*** Securities purchased on a when-issued basis for which liquid, high-grade debt obligations are maintained in a segregated account are not considered borrowings. See footnote 2 in the Notes to Financial Statements.

+    Adjusted to an annual basis.

++ Represents net assets, excluding borrowings, at end of period divided by borrowings outstanding at end of period.

+++ During the six months ended May 31, 1995, certain investment management and administrative fees were waived by the Adviser. Had fees not been waived, the annualized ratios of expenses and net investment income to average weekly net assets would have been 0.81%/7.26%.


NET ASSET VALUE AND MARKET PRICE
The Fund's shares currently trade on the New York Stock Exchange. The following table shows the history of public trading of the Fund's shares, by quarter, for the last two fiscal years and for each full fiscal quarter since the beginning of the current fiscal year, as reported on the New York Stock Exchange.

                                                 PERCENTAGE

  QUARTER      NET ASSET VALUE         MARKET PRICE             DISCOUNT        PERCENTAGE PREMIUM
   ENDED        HIGH       LOW       HIGH         LOW        HIGH       LOW       HIGH       LOW
02/28/93        $9.64     $9.44     $11.125     $10.125       N/A        N/A     17.23%     9.83%
05/31/93        $9.72     $9.55     $10.875     $10.000       N/A        N/A     11.88%     5.56%
08/31/93        $9.92     $9.54     $10.750      $9.750       N/A        N/A     10.14%     3.31%
11/30/93       $10.06     $9.57     $10.750      $9.500      1.32%     1.32%      9.36%     1.73%
02/28/94        $9.94     $9.39     $10.500     $10.000       N/A        N/A      7.07%     1.52%
05/31/94        $9.19     $8.30     $10.000      $8.625       N/A        N/A      9.94%     1.95%
08/31/94        $8.48     $8.22      $9.500      $8.375       N/A        N/A     12.83%     1.27%
11/30/94        $8.33     $7.69      $9.125      $7.875       N/A        N/A     13.92%     3.49%
02/28/95        $8.18     $7.73      $8.625      $7.250      7.64%     6.44%      9.82%     3.09%
05/31/95        $8.66     $8.13      $7.625      $6.875     17.37%     7.75%       N/A        N/A
08/31/95        $8.76     $8.51      $8.250      $7.375     14.84%     3.06%       N/A        N/A


On August 18, 1995, the last trading day before the public announcement of the approval of the liquidation of the Fund by the Board, the high, low and closing prices of the shares quoted on the New York Stock Exchange were $8.25, $8.125 and $8.125, respectively. The closing price on such date was at a discount of 4.64% from the net asset value of $8.52 per share. This discount has narrowed somewhat since public announcement of the Board's approval of the liquidation. On October 26, 1995, the high, low and closing prices of the shares quoted on the New York Stock Exchange were $8.625, $8.500 and $8.500, respectively, and the net asset value per share was $8.77. The closing price on such date was at a discount of 3.08% from the net asset value per share.



Since February 1995, the shares of the Fund have generally traded at a discount from their net asset value. Prior to that time, the shares of the Fund generally traded for an amount exceeding net asset value. The Fund has been purchasing shares of its common stock under a share repurchase program since March 1995. Pursuant to this program, the Fund may repurchase shares of its common stock in the open market on any day when the previous day's closing market price per share was at a discount from net asset value. As of September 30, 1995, the Fund had repurchased a total of 54,300 shares.


LITIGATION
On September 7, 1995, Christian Fellowship Foundation Peace United Church of Christ and other plaintiffs filed an amended complaint purporting to be a class action in the United States District Court for the District of Washington. The complaint was filed against the Fund, seven other closed-end investment companies for which the Adviser acts as investment adviser (American Government Income Portfolio, Inc., American Government Income Fund Inc., American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III, American Opportunity Income Fund Inc. and American Select Portfolio Inc.), Piper Jaffray Companies Inc., Piper Jaffray Inc., the Adviser and certain associated individuals. The complaint alleges generally that the prospectus and financial statements of each investment company were false and misleading. Specific violations of various federal securities laws are alleged with respect to each investment company. With respect to the Fund, the complaint alleges that the Adviser has received excessive compensation in violation of Section 36(b) of the Investment Company Act of 1940. The complaint also alleges that the defendants violated the Racketeer Influenced and Corrupt Organizations Act, the Washington State Securities Act and the Washington Consumer Protection Act. Damages are being sought in an unspecified amount. The defendants intend to defend the lawsuit vigorously.

REQUIRED VOTE
The affirmative vote of a majority of the Fund's shares entitled to vote at the meeting is required to approve the Liquidation Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE LIQUIDATION PLAN.

              SUPPLEMENTAL INFORMATION AND SHAREHOLDER PROPOSALS

Based on Fund records and other information, the Fund believes that all SEC filing requirements applicable to its directors and officers, the Adviser and companies affiliated with the Adviser, pursuant to Section 16(a) of the Securities Exchange Act of 1934, with respect to the Fund's fiscal year ended November 30, 1994, were satisfied.

In the event that the Fund has not previously been dissolved, proposals of shareholders intended to be presented at the next Annual Meeting must be received at the Fund's offices, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, no later than March 15, 1996.


David Evans Rosedahl
Secretary


Dated: October 30, 1995



                                                                       EXHIBIT A

                     PLAN OF LIQUIDATION AND DISSOLUTION
                    OF AMERICAN GOVERNMENT TERM TRUST INC.

     (a) As soon as practicable after the date of approval of this Plan of Liquidation and Dissolution by the shareholders of American Government Term Trust Inc. (the "Corporation"), the proper officers of the Corporation shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Corporation, including, but not limited to, the following: (i) file a notice of intent to dissolve with the Minnesota Secretary of State; (ii) sell all of the portfolio securities and any and all other property and assets of the Corporation for cash at one or more public or private sales and at such prices and on such terms and conditions as such officers shall determine to be reasonable and in the best interests of the Corporation and its shareholders;
(iii) to the extent possible, prosecute, settle or compromise all claims or actions of the Corporation or to which the Corporation is subject; (iv) with respect to the action which has been brought against the Corporation by the Christian Fellowship Foundation Peace United Church of Christ and other plaintiffs in the United States District Court for the District of Washington, enter into an agreement on behalf of the Corporation with Piper Jaffray Companies Inc. ("Piper Jaffray") and Piper Capital Management Incorporated ("Piper Capital") whereby Piper Jaffray and Piper Capital assume all liabilities of the Corporation in connection with such action; (v) file Form 966 with the Internal Revenue Service, together with certified copies of the directors' and shareholders' resolutions approving this Plan; and (vi) execute in the name and on behalf of the Corporation those contracts of sale, deeds, assignments, notices and other documents as in the judgment of such officers may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Corporation. (All references in this Plan of Liquidation and Dissolution to the "proper officers of the Corporation" shall include, where appropriate, proper officers of the Corporation's investment adviser, acting on behalf of the Corporation.)

     (b) The proper officers of the Corporation then shall apply the assets of the Corporation to the payment, satisfaction and discharge of all existing debts and obligations of the Corporation and distribute in one or more payments the remaining assets among the shareholders of the Corporation, with each shareholder receiving his or her proportionate share of each payment. All expenses of the liquidation and dissolution of the Corporation, other than brokerage commissions and taxes, if any, will be borne by Piper Capital Management Incorporated.

     (c) The proper officers of the Corporation may, if such officers deem it appropriate, establish a reserve to meet any contingent liabilities of the Corporation, including any claims or actions to which the Corporation is subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

     (d) In the event the Corporation is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officers of the Corporation may create in the name and on behalf of the Corporation a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Corporation in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust shall be charged against the assets held therein.

     (e) As soon as practicable after the foregoing, the proper officers of the Corporation shall file articles of dissolution with the Secretary of State of the State of Minnesota in accordance with Minnesota law.


                                                                       EXHIBIT B

                             ASSUMPTION AGREEMENT


    ASSUMPTION AGREEMENT, dated as of October 26, 1995, by and among American Government Term Trust Inc., a Minnesota corporation (the "Fund"), Piper Jaffray Companies Inc., a Delaware Corporation ("PJC"), and Piper Capital Management Incorporated, a Delaware corporation ("PCM") (PCM and PJC are referred to collectively as the "Corporations").


    WHEREAS, the Fund anticipates effecting a Plan of Liquidation and Dissolution of the Fund, in the form of Exhibit A to the Fund's proxy statement relating to a special meeting of Fund shareholders to be held December 7, 1995 (the "Plan");

    WHEREAS, the Corporations desire to facilitate the Plan and to permit the Plan to proceed, notwithstanding the potential liability associated with the Assumed Liabilities (as hereinafter defined); and

    WHEREAS, the parties hereto are desirous that the Corporations shall assume certain liabilities of the Fund upon the terms set forth herein and shall otherwise enter into the undertakings set forth herein, all in furtherance of the Plan.

    NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Assumption. The Fund hereby assigns to the Corporations and the Corporations jointly and severally, effective from and after the time (the "Effective Time") of approval of the Plan by the shareholders of the Fund, assume and agree to pay, perform and discharge in full when due, the Assumed Liabilities (as hereinafter defined). As used herein, the term "Assumed Liabilities" means any and all Losses (as hereinafter defined), duties, liabilities, obligations and commitments of or in respect of the Fund, of any nature, arising in connection with, incurred by or relating to (a) the legal proceedings currently pending in the United States District Court for the Western District of Washington at Seattle (the "Litigation"), as more specifically described on Schedule A hereto, as amended and modified from time to time, including, without limitation, any claims, actions, suits, proceedings, appeals, arbitrations, investigations, compromises, assessments or judgments, negotiations or settlements of any nature whatsoever relating to, arising from or in connection with the Litigation; or (b) any matter, cause, claim, fact or thing that is contemplated in, is associated with, or is the subject matter of, the Litigation. The assumption and obligations undertaken by the Corporations under this Section 1 shall be in addition to all of the other obligations of the Corporations set forth herein.

    2. Indemnification. From and after the Effective Time, the Corporations (each, an "Indemnifying Party" and collectively, the "Indemnifying Parties") jointly and severally agree to defend, indemnify and hold harmless the Fund, its officers, directors and shareholders (each such entity or person, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all Losses (as hereinafter defined) incurred or sustained by any such Indemnified Party arising from or in connection with (a) the Assumed Liabilities, including, without limitation, any claim or demand by a third party (whether or not successful) to pay or discharge any of the Assumed Liabilities;
(b) any breach of any of the representations, warranties or agreements made by the Corporations in this Agreement (including, without limitation, Section 1 hereof); and (c) any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 2.

    As used herein, the term "Losses" means all losses, claims, payments (including, without limitation, indemnification payments), expenses (including, without limitation, attorneys' fees and disbursements), penalties, fines, fees, damages, liabilities (including, without limitation, amounts paid in settlement of or otherwise in connection with any claim, litigation, arbitration or mediation) and costs (including, without limitation, interest that may be imposed in connection with any of the foregoing and court costs).

    3. Right to Defend, etc. If any legal proceeding shall be instituted or any claim or demand made against any of the Indemnified Parties in respect of which any of the Indemnifying Parties may be liable under this Agreement, then one or more of such Indemnified Parties, reasonably promptly after obtaining knowledge thereof, shall give written notice thereof to the Indemnifying Parties in reasonable detail (unless the Indemnifying Parties have knowledge thereof, in which case no such notice is necessary); provided, however, that the failure to receive such notice shall not relieve any Indemnifying Party of any liability hereunder, except to the extent the Indemnifying Parties are prejudiced by such failure. The Indemnifying Parties shall have the right (without prejudice to the right of each of the Indemnified Parties to participate at its own expense through counsel of its own choosing) to defend such proceeding, claim or demand, at the Indemnifying Parties' expense and through counsel of their own choosing, if the Indemnifying Parties give notice of their intention to do so, not later than ten days following their receipt of notice of such proceeding, claim or demand from the relevant Indemnified Parties or, if the Indemnifying Parties had knowledge thereof, not later than ten days following the date on which the Indemnifying Parties first had such knowledge (or such shorter time period as is required so that the interests of the Indemnified Parties would not be prejudiced as a result of their failure to have received such notice from the Indemnifying Parties); provided, however, that if the defendants in any action shall include one or more Indemnifying Parties and one or more Indemnified Parties and one or more of such Indemnified Parties shall have reasonably concluded that counsel selected by the Indemnifying Parties may have a potential conflict of interest, whether because of the availability of different or additional defenses to such Indemnified Parties or otherwise, such Indemnified Parties shall have the right to select separate counsel to participate in the defense of such action on their behalf, at the expense of the Indemnifying Parties; provided, however, that in no event shall the Indemnifying Parties be required to pay the costs and expenses of more than one such counsel for all Indemnified Parties similarly situated. The Indemnifying Parties shall not have the power to bind any Indemnified Party without such Indemnified Party's prior written consent, which shall not be unreasonably withheld or delayed, with respect to any settlement pursuant to which anything is required other than the payment of money, and then only to the extent that the Indemnifying Parties shall make full payment of such money. If the Indemnifying Parties do not so choose to defend any such proceeding, claim or demand asserted by a third party for which one or more Indemnified Parties would be entitled to indemnification hereunder, then each such Indemnified Party shall be entitled to undertake the same and make any compromise or settlement thereof and to recover from the Indemnifying Parties, on a monthly basis, all of such Indemnified Party's attorneys' fees and disbursements and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such proceeding, claim or demand or the compromise or settlement thereof. If any one or more of the Indemnifying Parties assume the defense of any such proceeding, claim or demand, the Indemnifying Parties will hold such Indemnified Parties harmless from and against any and all damages arising out of any settlement approved by the Indemnifying Parties or any judgment in connection with such proceeding, claim or demand. Notwithstanding the assumption of the defense of any proceeding, claim or demand by the Indemnifying Parties pursuant to this Agreement, each Indemnified Party shall have the right to approve the terms of any settlement of a proceeding, claim or demand (which approval shall not be unreasonably withheld or delayed); provided, however, that the Indemnified Parties shall not have the right to approve the terms of any such settlement where the Indemnifying Parties obtain the complete release of the Indemnified Parties from all liability under any such proceeding, claim or demand. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties will not be liable for any settlement of a proceeding, claim or demand effected without their prior written consent; provided, however, that such consent shall not be unreasonably withheld or delayed.

    4. Representations and Warranties of the Fund. The Fund represents and warrants to the Corporations as follows:

       4.1 Existence and Authority. The Fund is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota. It has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

       4.2 Authorization and Enforceability. This Agreement has been duly executed and delivered by the Fund and is a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

       4.3 No Violation. Neither the execution and delivery by the Fund of this Agreement nor the performance by the Fund of its obligations hereunder will
    (a) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligation of any nature of the Fund or to which it is a party or bound; (b) require the consent of any party to any agreement, instrument or commitment to which the Fund is a party or to which the Fund or its properties is bound; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court, regulatory authority or other governmental agency or authority to which the Fund is subject.

       4.4 Governmental and Other Consents. No consent, approval or authorization of, or declaration, filing or registration with, any regulatory authority or other governmental agency or authority is required to be made or obtained by it in connection with the execution, delivery and performance by it in connection with the execution, delivery and performance of this Agreement, the performance by the Fund of its obligations hereunder or the consummation of the transactions contemplated hereby.

    5. Representations and Warranties of the Corporations. Each of the Corporations, jointly and severally, represent and warrant to the Fund as follows:

       5.1 Existence and Authority. Each Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each Corporation has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder.

       5.2 Authorization and Enforceability. This Agreement has been duly executed and delivered by each Corporation and is a legal, valid and binding obligation of each, enforceable against each in accordance with its terms, except as such enforceability may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

       5.3 No Violation. Neither the execution and delivery by the Corporations of this Agreement nor the performance of their respective obligations hereunder will (a) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligation of any nature of either Corporation or to which either of them is a party or bound; (b) require the consent of any party to any agreement, instrument or commitment to which either Corporation is a party or to which either Corporation or their respective properties are bound; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court, regulatory authority or other governmental agency or authority to which either Corporation is subject.

       5.4 Governmental and Other Consents. No consent, approval or authorization of, or declaration, filing or registration with, any regulatory authority or other governmental agency or authority is required to be made or obtained by either Corporation in connection with the execution, delivery and performance of this Agreement, the performance by each of their respective obligations hereunder or the consummation of the transactions contemplated hereby.

    6. Miscellaneous.

       6.1 Further Instruments. The parties hereto agree that they will execute and deliver, or cause to be executed and delivered to the other such documents and instruments in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provisions of this Agreement.

       6.2 Choice of Law. This Agreement shall be governed and interpreted, and all rights and obligations of the parties hereunder shall be governed and determined, in accordance with the laws of the State of Minnesota, without regard to its conflict of laws rules.

       6.3 Notices. Except as otherwise specifically provided in this Agreement, all notices, requests, demands, waivers, consents, approvals, invoices or other communications to either party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to such party or sent to such party by Federal Express, DHL or other reputable overnight courier service, telegram or telex, or by registered or certified mail, postage prepaid, to the following addresses:

    If to the Corporations:
    222 South Ninth Street
    Minneapolis, MN 55402
    Attn: William H. Ellis

    With a copy to:
    David Evans Rosedahl
    Piper Jaffray Companies Inc.
    222 South Ninth Street
    Minneapolis, MN 55402

    If to the Fund:
    222 South Ninth Street
    Minneapolis, MN 55402
    Attn: William H. Ellis

    With a copy to:
    David Evans Rosedahl
    Piper Jaffray Companies Inc.
    222 South Ninth Street
    Minneapolis, MN 55402


or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval, invoice or other communications will be deemed to have been given as of the date so delivered, telegraphed or telexed, or five days after so mailed.


       6.4 Severability. Any provision of this Agreement that may be prohibited or unenforceable in law or equity in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

       6.5 Entire Agreement; Amendments. This Agreement states the entire agreement reached between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by written instrument duly executed by the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

       6.6 Headings; Construction. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

       6.7 Counterparts. This Agreement may be executed in any number of counterparts and each party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this agreement or any counterpart hereof to account for any of the other counterparts.

       6.8 Survival. All of the representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by the Plan.

       6.9 Binding Effect. This Agreement and the rights and interests granted herein shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors (whether by merger or otherwise) and assigns.

       6.10 No Waiver. No failure or delay by any party hereto to insist upon the strict performance of any term, condition, covenant or agreement contained in this Agreement or to exercise any right, power or remedy hereunder or consequent upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach, or preclude such party from exercising any such right, power or remedy at any later time or times.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.



                                    PIPER JAFFRAY COMPANIES INC.
                                    By: /S/ WILLIAM H. ELLIS
                                        President

                                    PIPER CAPITAL MANAGEMENT INCORPORATED
                                    By: /S/ WILLIAM H. ELLIS
                                        President and Chairman of the Board

                                    AMERICAN GOVERNMENT TERM TRUST INC.
                                    By: /S/ WILLIAM H. ELLIS
                                        President and Chairman of the Board



                                  SCHEDULE A

Description of the Litigation:

First Amended Class Action Complaint filed in the United States District Court for the Western District of Washington at Seattle on September 7, 1995 by Christian Fellowship Foundation Peace United Church of Christ, Gary E. Nelson and Lloyd Schmidt, plaintiffs, against American Government Income Portfolio, Inc., American Government Income Fund Inc., American Government Term Trust Inc., American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.-II, American Strategic Income Portfolio Inc.-III, American Opportunity Income Fund Inc., American Select Portfolio Inc., Piper Jaffray Companies Inc., Piper Capital Management Incorporated, Piper Jaffray Inc., Worth Bruntjen, Charles Hayssen, Michael Jansen, William H. Ellis and Edward J. Kohler, defendants.



                      AMERICAN GOVERNMENT TERM TRUST INC.

                                   NOTICE OF
                                SPECIAL MEETING
                                OF SHAREHOLDERS

                                     TIME:
                           THURSDAY, DECEMBER 7, 1995
                                 AT 10:00 A.M.

                                     PLACE:
                        PIPER JAFFRAY TOWER, THIRD FLOOR
                             222 SOUTH NINTH STREET
                             MINNEAPOLIS, MINNESOTA

                                   IMPORTANT:
               PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT
                  PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.




--------------------------------------------------------------------------------



                     AMERICAN GOVERNMENT TERM TRUST INC.
                             PIPER JAFFRAY TOWER
                            222 SOUTH NINTH STREET
                      MINNEAPOLIS, MINNESOTA 55402-3804


The undersigned hereby appoints William H. Ellis, Charles N. Hayssen and David Evans Rosedahl, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of American Government Term Trust Inc. (the "Fund"), held of record by the undersigned on October 24, 1995, at the Special Meeting of shareholders of the Fund to be held on December 7, 1995, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting are hereby revoked. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN GOVERNMENT TERM TRUST INC.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

Proposal to approve the liquidation and dissolution of the fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund approved by the Fund's Board of Directors


                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL. Receipt of the notice of Special Meeting of shareholders and the proxy statement relating to the meeting is acknowledged by your execution of this proxy.

Please mark, sign exactly as your name appears below, date and return this proxy promptly using the enclosed postage-prepaid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by partner or other authorized person.

DATED: ______________________, 1995


                                          ______________________________________
                                          Signature


[SHAREHOLDER INFORMATION]


                                          ______________________________________
                                          Signature if held jointly